EXHIBIT 99.1
To Form 8-K dated July 27, 2009

NEWS RELEASE

SEACOAST BANKING CORPORATION OF FLORIDA

Dennis S. Hudson, III
Chairman and Chief Executive Officer
Seacoast Banking Corporation of Florida
(772) 288-6085

William R. Hahl
Executive Vice President/
Chief Financial Officer
(772) 221-2825

SEACOAST REPORTS RESULTS FOR
SECOND QUARTER 2009

STUART, FL., July 27, 2009 – Seacoast Banking Corporation of Florida (NASDAQ-NMS: SBCF), a bank holding company whose principal subsidiary is Seacoast National Bank, today reported a second quarter 2009 net loss of $13.2 million, compared to a net loss of $21.3 million for the second quarter of 2008 and a net loss of $4.8 million for the first quarter this year. Including preferred stock dividends and accretion of $937,000, the net loss applicable to common shareholders was $14.1 million or $0.74 per average common diluted share for the second quarter, compared to a net loss of $21.3 million or $1.12 per average common diluted share for the second quarter of 2008.

Results for the quarter were reduced by a special assessment from the FDIC totaling $0.03 per diluted share, offset by gains on sales on securities which increased earnings per diluted share by $0.06. The Company also recorded a $26.2 million provision for credit losses in the second quarter. The provision for credit losses exceeded net charge offs by $11.1 million and resulted in an increase in the allowance for loan losses as a percentage of loans held for investment to 2.75 percent at June 30, 2009, compared to 1.99 percent for the first quarter this year and 1.75 percent at June 30, 2008.

Other highlights for the second quarter 2009 include:

•	The total risk based capital ratio remained strong at approximately 13.4 percent compared to 14.0 percent at year end 2008;

•	Net interest margin increased to 3.65 percent, up 21 basis points from the first quarter 2009;

•	Core revenues (excluding securities gains of $1.8 million and other real estate owned (“OREO”) losses of $946,000) totaled $23.8 million in the second quarter, compared to $23.1 million in the first quarter 2009 (excluding $183,000 in OREO losses);

•	Average cost of deposits for the second quarter totaled 1.40 percent, down 39 basis points from the first quarter of 2009;

•	Average noninterest bearing deposits for the second quarter totaled $281.7 million, up $7.4 million or 10.8 percent annualized compared to first quarter of 2009;

•	7,072 new households have added 8,928 new personal checking accounts over the last twelve months;

•	Liquidity remained strong, supported by a diverse local retail and commercial deposit base, no overnight borrowings and approximately $700 million in excess liquidity sources available at June 30, 2009; and

•	Residential construction and development exposure was reduced to $96.7 million compared with a high of $351.6 million in 2007. Total construction and development loans declined by 17 percent during the quarter, representing significant progress in reducing overall credit risk.

  “During the quarter, we made significant progress in reducing our exposures to construction and development loans and have specific plans in place to further reduce these exposures in the coming months”, said Dennis S. Hudson, III, Chairman and Chief Executive Officer.  “This effort, which started over two years ago, and our recent success in producing quality growth in our residential mortgage portfolio, is reducing the overall risk profile of the Company. While we remain very disappointed in our overall performance, our strong customer franchise and low cost core deposit base continued to produce solid core earnings. We believe reduced exposures to construction and development loans are the key to lower credit costs in future quarters.”

Loan Portfolio Risk Reduction Update

Construction and land development portfolios are being run off and risk is being reduced. These portfolios have been the primary source of increases in both nonperforming loans and loan losses over the past two years.

Construction and
Land Development
Loans	High Point		June 30, 2008	March 31, 2009	June 30, 2009
Residential	$351.6	3/31/2007	$246.0	$117.2	$96.7
Commercial	242.4	12/31/2007	227.2	201.4	166.8
Individuals	91.3	12/31/2006	67.1	50.2	44.2

TOTAL	$627.0	9/30/2007	$540.3	$368.8	$307.7

Dollars in millions

Run-off of these portfolios has been achieved through early recognition of the potential for portfolio weakness in the first quarter of 2007 when the housing market began to slow, aggressive collection and liquidation activities with borrowers, and additional liquidation achieved through the sale of larger problem loans. Total construction and land development loans have been reduced to less than half of that reported at the high point in 2007, with over $200 million in reduction having been achieved over the past four quarters. Residential construction and land development loans, which have produced extremely high loss experience over the past two years, have been reduced by 73 percent compared to the high point in 2007. Portfolio liquidation for residential construction and development loans has also been focused on large loan exposures. Large balance (over $4 million) residential construction and land development loans have been reduced by $119.7 million to $44.0 million over the past six quarters, most of which ($37.5 million) is currently on nonaccrual. This portfolio is now in the process of liquidation in accordance with specific work-out plans with borrowers designed to achieve substantial liquidation in an orderly fashion over the next 18 months. We expect aggregate loss exposure in this portfolio to moderate significantly in the second half of this year.

Commercial real estate mortgage loans remain well diversified (as shown in the table below) with all but three categories of exposure at less than 30 percent of tier 1 capital and the allowance for loan losses. The three largest categories of exposure are: office buildings, retail trade and industrial at 61 percent, 52 percent and 40 percent, respectively, of tier 1 capital and the allowance for loan losses. Approximately 35 percent of commercial real estate mortgage loans are owner occupied with an average loan-to-value of 48 percent and originated over a wide timeframe. The non-owner occupied portion of the portfolio has an average loan-to-value of 54 percent. While, over time, the Company may see further deterioration in this portfolio as a result of continuing economic weakness, we expect a much lower level of loss potential than recently experienced in our construction and land development portfolios.

Problem Loan Management and Loss Mitigation Update

Problem assets grew during the quarter due to continued deterioration as a result of economic conditions and greater focus on early intervention loss mitigation strategies (as discussed last quarter) including troubled debt restructures for smaller commercial and consumer borrowers. The pace of growth began to moderate for nonaccruing loans, while other real estate owned grew higher as problem assets migrated toward liquidation.

Nonaccrual Loans
June 30, 2009

				Restructured
	Nonaccrual Loans			Loans (Accruing)
Dollars in thousands	Non Current	Current*	Total

Construction and land development
Residential	$39,235	$24,353	$63,588	$0
Commercial	2,135	0	2,135	0
Individual	6,457	240	6,697	973
Residential Mortgage	20,190	13,169	33,359	9,795
Commercial Real Estate Mortgage	13,473	6,211	19,684	3,259
Commercial and Financial	223	107	330	0
Installment loans to individuals	132	833	965	762
TOTAL	$81,845	$44,913	$126,758	$14,789

*Loans classified as nonaccrual and less than 30 days past due.

Nonaccruing loans grew by $17.4 million from March 31, 2009 to $126.8 million at June 30, 2009. Growth in nonaccruing loans coming from the construction and land development portfolios slowed considerably to $5.5 million, while residential mortgage nonaccruing loans grew by $12.0 million during the quarter. Nonaccruing loans also include restructured loans that are currently classified as nonaccruing. Company policy requires troubled debt restructures to be classified as nonaccrual loans (under certain circumstances) until performance can be verified (typically six months). We will continue to pursue troubled debt restructures in selected cases where we expect to achieve better liquidation values than may be expected through other traditional collection activities. During the quarter, we also worked with retail mortgage customers, when possible, to achieve lower payment structures in an effort to avoid foreclosure and keep families in their homes. A total of 102 applications were received seeking restructured mortgages, compared to 93 the first quarter and 37 in the fourth quarter of last year. Restructured loans included in nonaccruing loans totaled $33.4 million at June 30, 2009 compared with $32.9 million at March 31, 2009. At June 30, 2009, nonaccruing loans which totaled $126.8 million have been written down by approximately $36.2 million or 24 percent of the original loan balance (including specific impairment reserves).

During the quarter we saw improvements in past due loans. Early stage delinquency improved in the residential mortgage loan portfolio and remained modest in other loan portfolios. Accruing residential mortgage loans (including home equity lines) 30-89 days past due declined to $3.7 million from $6.7 million, and loans 90 days past due declined to zero from $3.9 million on a linked quarter basis. These improvements were supported by healthier trends in our markets during the quarter. Residential home prices in the Company’s markets and Florida continued to show signs of stability as home sales volumes and inventory levels continued to improve, although the rate of unemployment remains high.

Other real estate owned (“OREO”) grew by $10,575,000 to $23,259,000, reflecting a migration of a number of commercial and residential properties through the final foreclosure process which offset sales and liquidations for the quarter. OREO is expected to grow in the coming quarter and increase over the next few quarters as we conclude final liquidation and resolution of many nonaccrual loans. During the quarter, resources were positioned to help accelerate the marketing and liquidation of assets in this portfolio.

Operating earnings (before the provision for loan losses and income taxes) excluding FDIC special assessment, OREO losses, securities gains and severance payments of $308,000 for the second quarter of 2009 totaled approximately $4.6 million, up from the $4.2 million earned in the first quarter 2009 excluding the same items noted for the second quarter 2009. During the quarter, the negative impact on net interest income from higher nonperforming loans, together with increased collection costs, were absorbed by improved net interest margin performance, better deposit mix, increased investment securities yield and reduced salary and benefits, data processing, occupancy, and other expenses.

Net interest income (on a tax equivalent basis) was $19.0 million, up $746,000 or 16 percent annualized from the first quarter 2009 as a result of lower deposit costs and lower rates paid on all interest bearing liabilities, increased yield on investments, partially offset by a decline in loans, lower loan yields and higher nonperforming loans. The net interest margin, which totaled 3.65 percent, increased 21 basis points compared to the first quarter 2009, and was 4 basis points lower than in second quarter 2008.

Noninterest income, excluding securities gains and losses, totaled $3.9 million, down $828,000 linked quarter, primarily due to an increase of $763,000 in OREO losses, as well as lower revenue related to seasonal declines in fees from merchant services. The revenues from these sources were partially offset by higher revenues from debit card fees, the result of the growth in new deposit households. Wealth management and marine finance fees continue to be impacted by the challenging economic conditions. Mortgage production remained comparable to the first quarter with revenues at $488,000, and totaled $987,000 for the first half of 2009, up $269,000 over the first six months last year.

Noninterest expenses for the second quarter totaled $20.3 million, $1.2 million higher than in the first quarter 2009, largely the result of the FDIC special assessment. Salaries, wages and benefits (excluding one time severance payments) for the second quarter 2009 declined $765,000 or 8.4 percent from a year ago, and were $2.3 million lower for the first six months compared to the same period in 2008, as a result of consolidation of branches and centralization of management by combining markets. Cost reductions were also achieved in backroom areas, with expenditures for data processing, communications, occupancy, and furniture and equipment all declining compared to the prior year. Increasing this quarter were costs related to foreclosed and repossessed asset management activities, which increased by $287,000 compared to the first quarter 2009, as well as higher legal and professional fees related to risk management, credit and collection related activities.

The Company’s residential lending group has produced solid, quality mortgage loan growth in 2009. Greater emphasis on residential lending has increased mortgage originations in the first six months of 2009. A total of 320 applications were accepted in the second quarter 2009 for total loans of $71 million, and 703 applications were taken in the first six months for $165 million. Closed mortgage loans totaled $43 million for the quarter, up $5 million from the first quarter 2009. A total of $24 million in residential mortgage loans were sold in the second quarter of 2009. Over the first six months of 2009, a total of $44 million in residential mortgage loans were sold, and $37 million were added to the portfolio.

The Company’s retail core deposit focus has produced strong growth in core deposit customer relationships and has resulted in increased balances, which offset planned run-off in certificates of deposit in the second quarter 2009. The improved deposit mix and lower rates paid on interest bearing deposits during the second quarter reduced the overall cost of total deposits to 1.40 percent, 39 basis points lower than in the first quarter 2009.

While total deposits at quarter end June 30, 2009 were lower compared to March 31, 2009, due to normal seasonal decline combined with planned deposit runoff, the mix of deposits improved with average time deposits declining $35.0 million, other lower cost interest bearing NOW and savings deposits increasing $4.4 million or 12.3 percent annualized, and demand deposits increasing $7.3 million or 10.7 percent annualized compared to the first quarter 2009. The average cost of interest bearing core deposits during the second quarter was 0.71 percent, down 39 basis points from the first quarter. Certificates of deposits rates paid were also lower compared to the first quarter and totaled 2.80 percent during the second quarter, a decline of 45 basis points. The average cost of total interest bearing liabilities was down 40 basis points compared to the first quarter at 1.65 percent.

Average deposits totaled $1.8 billion for the second quarter 2009, $37 million less than in the first quarter 2009, due to lower average customer balances as the result of normal seasonal declines and a planned reduction of brokered deposits of $36 million. Total average sweep repurchase agreements declined during the quarter, as a result of normal seasonal funding trends for the Company’s public deposit customers. Compared to the prior year, end of period customer sweep repurchase agreements were up $15 million. Total deposits at June 30, 2009 declined $134 million compared to the prior year as a result of deposit declines of $144 million in the Company’s central Florida region caused by slower economic growth. Average noninterest bearing deposits totaled $281.7 million for the second quarter 2009, up $7.4 million or 10.8 percent annualized compared to the first quarter 2009. In addition, core interest bearing deposits totaled $808 million, slightly lower compared to the first quarter as seasonal declines were offset by the successful retail core deposit strategy implemented last year. As previously reported, the Company has experienced strong growth in core deposit customer relationships since implementing the new strategy. A total of 7,072 new households have added 8,928 new personal checking accounts over the last twelve months. These new relationships have improved market share and increased average services per household. In addition, the new relationships have increased their balances at account opening during the first six months by 36 percent to an average of $24,850.

Seacoast will host a conference call on July 28, 2009 at 10:00 a.m. (Eastern Time) to discuss the earnings results and business trends. Investors may call in (toll-free) by dialing (866) 712-7678 (access code: 9071890; leader: Dennis S. Hudson, III). Charts will be used during the conference call and may be accessed at Seacoast’s website at www.seacoastbanking.net by selecting “Presentations” under the heading “Investor Services”. A replay of the call will be available for one month, beginning the afternoon of July 28, 2009, by dialing (877) 213-9653 (domestic), using the passcode 9071890. Alternatively, individuals may listen to the live webcast of the presentation by visiting Seacoast’s website at www.seacoastbanking.net. The link is located in the subsection “Presentations” under the heading “Investor Services”. Beginning the afternoon of July 28, 2009, an archived version of the webcast can be accessed from this same subsection of the website, and will be available for one year.

Seacoast Banking Corporation of Florida has approximately $2.2 billion in assets. It is one of the largest independent commercial banking organizations in Florida, headquartered on Florida’s Treasure Coast, one of the wealthiest and fastest growing areas in the nation.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2008 under “Special Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors”, and otherwise in our SEC reports and filings. Such reports are available upon request from the Company, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

FINANCIAL HIGHLIGHTS (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
	Three Months Ended		Six Months Ended
(Dollars in thousands,	June 30,		June 30,
except per share data)	2009	2008	2009	2008
Summary of Earnings
Net income (loss)	$(13,187)	$(21,316)	$(17,497)	$(19,553)
Net income (loss), available
to common shareholders	(14,124)	(21,316)	(19,821)	(19,553)
Net interest income (1)	18,987	20,234	37,228	40,796
Performance Ratios
Return on average assets-GAAP basis (2), (3)	(2.34)%	(3.65)%	(1.54)%	(1.67)%
Return on average tangible assets (2), (3), (4)	(2.33)	(3.70)	(1.54)	(1.68)
Return on average shareholders’ equity -GAAP basis (2), (3)	(25.07)	(39.79)	(16.77)	(18.22)
Net interest margin (1), (2)	3.65	3.69	3.54	3.71
Per Share Data
Net income (loss) diluted-GAAP basis	$(0.74)	$(1.12)	$(1.04)	$(1.03)
Net income (loss) basic-GAAP basis	(0.74)	(1.12)	(1.04)	(1.03)
Cash dividends declared	0	0.16	0.01	0.32

	June 30,			Increase/
	2009		2008		(Decrease)
Credit Analysis
Net charge-offs year-to-date	$23,649		$	37,942	(37.7)%
Net charge-offs to average loans	2.89	%		4.07%	(29.0)
Loan loss provision year-to-date	$37,879		$	47,737	(20.6)
Allowance to loans at end of period	2.75	%		1.75%	57.1
Nonperforming loans	$126,758		$	76,224	66.3
Other real estate owned	23,259			4,547	411.6

Total nonperforming assets	150,017			80,771	85.7

Restructured loans (accruing)	14,789			11	n/m
Nonperforming assets to loans and other real estate owned at end of period	9.33	%		4.45%	109.7
Nonperformng assets to total assets	6.86			3.52	95.5
Selected Financial Data
Total assets	$2,186,548		$	2,296,999	(4.8)
Securities – Available for sale (at fair value)	337,746			255,798	32.0
Securities – Held for investment (at amortized cost)	22,299			29,913	(25.5)
Net loans	1,540,722			1,777,090	(13.3)
Deposits	1,756,422			1,890,401	(7.1)
Total shareholders’ equity	198,368			190,182	4.3
Common shareholders’ equity	153,956			190,182	(19.0)
Book value per share common	8.03			9.90	(18.8)
Tangible book value per share	7.50			6.97	7.6
Tangible common book value per share (5)	5.19			6.97	(25.6)
Average shareholders’ equity to average assets	9.40	%		9.17%	2.6
Tangible common equity to tangible assets (5), (6)	4.66			6.00	(22.3)
Average Balances (Year-to-Date)
Total assets	$2,285,808		$	2,353,639	(2.9)
Less: Intangible assets	54,874			56,133	(2.2)

Total average tangible assets	$2,230,934		$	2,297,506	(2.9)

Total equity	$214,782		$	215,865	(0.5)
Less: Intangible assets	54,874			56,133	(2.2)

Total average tangible equity	$159,908		$	159,732	0.1

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculations of ROA and ROE do not include the mark-to-market unrealized gains (losses) because the unrealized gains (losses) on available for sale securities are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

(5)	The Company defines tangible common equity as total shareholders equity less preferred stock and intangible assets

(6)	The ratio of tangible common equity to tangible assets is a non-GAAP ratio used by the investment community to measure capital adequacy.

n/m = not meaningful

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		Three Months Ended		Six Months Ended
		June 30,		June 30,
(Dollars in thousands, except per share data)		2009	2008 2009		2008
Interest on securities:
Taxable	$	4,299	$3,531	8,219	$7,117
Nontaxable		76	90	160	180
Interest and fees on loans		21,638	28,197	44,798	59,379
Interest on federal funds sold and other investments		109	455	257	752

Total Interest Income		26,122	32,273	53,434	67,428
Interest on deposits		1,422	4,278	3,651	10,083
Interest on time certificates		4,772	6,356	10,530	13,129
Interest on borrowed money		1,008	1,477	2,159	3,569

Total Interest Expense		7,202	12,111	16,340	26,781

Net Interest Income		18,920	20,162	37,094	40,647
Provision for loan losses		26,227	42,237	37,879	47,737

Net Interest Income (Loss) After Provision for Loan Losses		(7,307)	(22,075)	(785)	(7,090)
Noninterest income:
Service charges on deposit accounts		1,562	1,812	3,147	3,662
Trust income		480	591	1,038	1,173
Mortgage banking fees		488	350	987	718
Brokerage commissions and fees		388	515	769	1,198
Marine finance fees		331	930	676	1,615
Debit card income		673	648	1,281	1,259
Other deposit based EFT fees		85	86	179	194
Merchant income		448	667	984	1,402
Other income		(527)	243	(377)	783

		3,928	5,842	8,684	12,004
Securities gains, net		1,786	355	1,786	355

Total Noninterest Income		5,714	6,197	10,470	12,359
Noninterest expenses:
Salaries and wages		6,761	7,428	13,649	15,363
Employee benefits		1,737	1,714	3,519	3,739
Outsourced data processing costs		1,806	1,983	3,697	3,997
Telephone / data lines		459	489	943	927
Occupancy		2,057	2,081	4,211	3,924
Furniture and equipment		678	747	1,329	1,435
Marketing		421	871	909	1,469
Legal and professional fees		1,603	932	2,995	1,858
FDIC assessments		2,026	392	2,903	451
Amortization of intangibles		314	314	629	629
Other		2,486	2,289	4,673	4,132

Total Noninterest Expenses		20,348	19,240	39,457	37,924
Income (Loss) Before Income Taxes		(21,941)	(35,118)	(29,772)	(32,655)
Provision (benefit) for income taxes		(8,754)	(13,802)	(11,825)	(13,102)

Net Income (Loss)	$	(13,187)	$(21,316)	(17,947)	$(19,553)
Preferred Stock Dividends and Accretion on Preferred Stock Discount		937	0	1,874	0
Net Income (Loss) Available to Common Shareholders		(14,124)	(21,316)	(19,821)	(19,553)
Per share common stock:
Net income (loss) diluted	$	(0.74)	$(1.12)	(1.04)	$(1.03)
Net income (loss) basic		(0.74)	(1.12)	(1.04)	(1.03)
Cash dividends declared		0	0.16	0.01	0.32
Average diluted shares outstanding	19,088,759		18,986,163	19,079,151	18,957,269
Average basic shares outstanding	19,088,759		18,986,163	19,079,151	18,957,269

CONDENSED CONSOLIDATED BALANCE SHEETS	(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
	June 30,	December 31,	June 30,
(Dollars in thousands)	2009	2008	2008
Assets
Cash and due from banks	$32,020	$46,002	$45,495
Federal funds sold	0	4,605	24,792
Interest bearing deposits with other banks	43,632	100,585	0

Total Cash and Cash Equivalents	75,652	151,192	70,287
Securities:
Available for sale (at fair value)	337,746	318,030	255,798
Held for investment (at amortized cost)	22,299	27,871	29,913

Total Securities	360,045	345,901	285,711
Loans available for sale	16,454	2,165	3,643
Loans, net of unearned income	1,584,340	1,676,728	1,808,787
Less: Allowance for loan losses	(43,618)	(29,388)	(31,697)

Net Loans	1,540,722	1,647,340	1,777,090
Bank premises and equipment, net	42,879	44,122	42,888
Other real estate owned	23,259	5,035	4,547
Goodwill and other intangible assets	54,564	55,193	55,823
Other assets	72,973	63,488	57,010

	$2,186,548	$2,314,436	$2,296,999

Liabilities and Shareholders’ Equity
Liabilities
Deposits
Demand deposits (noninterest bearing)	$284,326	$275,262	$313,577
Savings deposits	780,386	802,201	938,645
Other time deposits	328,937	326,473	345,268
Brokered time certificates	64,244	100,463	0
Time certificates of $100,000 or more	298,529	306,042	283,911

Total Deposits	1,756,422	1,810,441	1,890,401
Federal funds purchased and securities sold under agreements to repurchase, maturing within 30 days	101,849	157,496	86,830
Borrowed funds	65,172	65,302	65,083
Subordinated debt	53,610	53,610	53,610
Other liabilities	11,127	11,586	10,893

	1,988,180	2,098,435	2,106,817
Shareholders’ Equity
Preferred stock	44,412	43,787	0
Common stock	1,917	1,928	1,928
Additional paid in capital	99,804	99,788	92,120
Retained earnings	51,127	70,278	96,741
Treasury stock	(1,458)	(1,839)	(964)

	195,802	213,942	189,825
Accumulated other comprehensive gain, net	2,566	2,059	357

Total Shareholders’ Equity	198,368	216,001	190,182

	$2,186,548	$2,314,436	$2,296,999

Common Share Outstanding	19,170,788	19,171,779	19,219,113

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date.

CONSOLIDATED QUARTERLY FINANCIAL DATA		(Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
	Quarters
	2009					2008				Last 12
(Dollars in thousands,
except per share data)	Second		First			Fourth	Third		Months

Net income (loss)	$(13,187)		$(4,760)		$(22,596)		$(3,448)		$(43,991)
Operating Ratios
Return on average
assets-GAAP basis (2), (3)	(2.34)%		(0.83)%			(3.99)%		(0.60)%	(1.93)%
Return on average tangible
assets (2), (3), (4)	(2.33)		(0.82)		(4.05)		(0.58)		(1.94)
Return on average shareholders’ equity-GAAP
basis (2), (3)	(25.07)		(8.83)		(45.92)		(7.13)		(21.53)
Net interest margin (1), (2)	3.65		3.44		3.32		3.57		3.55
Average equity to average assets	9.34		9.45		8.68		8.43		8.97
Credit Analysis
Net charge-offs	$15,109		$8,540		$33,916		$9,290		$66,855
Net charge-offs to average loans	3.71	%	2.07	%	7.76	%	2.06	%	3.91	%
Loan loss provision	$26,227		$11,652		$30,656		$10,241		$78,776
Allowance to loans at end of period	2.75	%	1.99	%	1.75	%	1.87	%
Restructured loans (accruing)	14,789		3,309		12,616		10
Nonperforming loans	126,758		109,381		86,970		75,793
Other real estate owned	23,259		12,684		5,035		4,551

Nonperforming assets	$150,017		$122,065		$92,005		$80,344

Nonperforming assets to loans and other real estate owned at end of period	9.33	%	7.42	%	5.47	%	4.60	%
Nonperforming assets to total assets	6.86		5.29		3.97		3.61
Nonaccrual loans and accruing loans 90 days or more past due to loans outstanding at end of period	8.09		6.97		5.30		4.42
Per Share Common Stock
Net income (loss)
diluted-GAAP basis	$(0.74)		$(0.30)		$(1.19)		$(0.18)		$(2.41)
Net income (loss) basic-GAAP
basis	(0.74)		(0.30)		(1.19)		(0.18)		(2.41)
Cash dividends declared	0		0.01		0.01		0.01		0.03
Book value per share	8.03		8.86		8.98		9.59
Average Balances
Total assets	$2,258,792		$2,313,125		$2,255,036		$2,282,821
Less: Intangible assets	54,717		55,033		55,346		55,662

Total average tangible assets	$2,204,075		$2,258,092		$2,199,690		$2,227,159

Total equity	$210,997		$218,609		$195,770		$192,469
Less: Intangible assets	54,717		55,033		55,346		54,662

Total average tangible equity	$156,280		$163,576		$140,424		$136,807

(1)	Calculated on a fully taxable equivalent basis using amortized cost.

(2)	These ratios are stated on an annualized basis and are not necessarily indicative of future periods.

(3)	The calculation of ROA and ROE do not include the mark-to-market unrealized gains (losses) on available for sale securities because the unrealized gains (losses) are not included in net income (loss).

(4)	The Company believes that return on average assets and equity excluding the impacts of noncash amortization expense on intangible assets is a better measurement of the Company’s trend in earnings growth.

CONSOLIDATED QUARTERLY FINANCIAL DATA (Unaudited) (continued)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

(Dollars in thousands)

	June 30,	December 31,	June 30,
SECURITIES	2009	2008	2008
U.S. Treasury and U.S. Government Agencies	$1,103	$22,380	$22,452
Mortgage-backed	331,337	290,423	227,977
Obligations of states and political subdivisions	2,033	2,070	2,033
Other securities	3,273	3,157	3,336

Securities — Available for Sale	337,746	318,030	255,798

Mortgage-backed	17,570	22,248	23,772
Obligations of states and political subdivisions	4,729	5,623	6,141

Securities — Held for Investment	22,299	27,871	29,913

Total Securities	$360,045	$345,901	$285,711

	June 30,	December 31,		June 30,
LOANS	2009	2008		2008
Construction and land development	$307,708	$	395,243	$	540,283
Real estate mortgage	1,135,311		1,125,465		1,097,232
Installment loans to individuals	69,165		72,908		76,098
Commercial and financial	71,836		82,765		94,812
Other loans	320		347		362

Total Loans	$1,584,340	$	1,676,728	$	1,808,787

AVERAGE BALANCES, YIELDS AND RATES (1) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009						2008
	Second Quarter			First Quarter			Second Quarter

	Average	Yield/		Average	Yield/		Average	Yield/
(Dollars in thousands)	Balance	Rate		Balance	Rate		Balance	Rate

Assets
Earning assets:
Securities:
Taxable	$356,582	4.82	%	$351,286	4.46	%	$280,623	5.03	%
Nontaxable	7,048	6.53		7,646	6.59		8,164	6.57

Total Securities	363,630	4.86		358,932	4.51		288,787	5.08
Federal funds sold and other investments	92,160	0.47		121,633	0.49		64,558	2.83
Loans, net	1,631,715	5.33		1,670,353	5.63		$1,854,015	6.12

Total Earning Assets	2,087,505	5.03		2,150,918	5.16		2,207,360	5.89
Allowance for loan losses	(31,445)			(31,392)			(22,992)
Cash and due from banks	32,545			33,665			46,057
Premises and equipment	43,380			44,128			42,885
Other assets	126,807			115,806			76,439

	$2,258,792			$2,313,125			$2,349,749

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
NOW	$53,723	0.55	%	$53,373	0.57	%	$70,135	1.47	%
Savings deposits	103,778	0.43		99,712	0.56		106,277	0.72
Money market accounts	650,911	0.76		664,946	1.23		788,389	1.95
Time deposits	682,970	2.80		718,008	3.25		641,092	3.99
Federal funds purchased and other short-term borrowings	136,786	0.33		154,185	0.49		90,136	1.47
Other borrowings	118,832	3.02		118,894	3.28		118,816	3.89

Total Interest-Bearing Liabilities	1,747,000	1.65		1,809,118	2.05		1,814,845	2.68
Demand deposits (noninterest-bearing)	281,736			274,363			316,614
Other liabilities	19,059			11,035			2,842

Total Liabilities	2,047,795			2,094,516			2,134,301
Shareholders’ equity	210,997			218,609			215,448

	$2,258,792			$2,313,125			$2,349,749

Interest expense as a % of earning assets	1.38%	1.72%	2.21%
Net interest income as a % of earning assets	3.65	3.44	3.69

(1)	On a fully taxable equivalent basis. All yields and rates have been computed on an annualized basis using amortized cost. Fees on loans have been included in interest on loans. Nonaccrual loans are included in loan balances.

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

			2008
Construction and Land Development		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Residential:
Condominiums	>$4 million	$30.6	$26.3	$19.6	$8.6
	<$4 million	26.6	21.1	13.0	8.8
Town homes	>$4 million	19.4	17.1	17.1	0
	<$4 million	4.4	2.9	4.6	6.1
Single Family	>$4 million	20.8	21.2	13.5	11.9
Residences	<$4 million	35.9	28.3	23.7	14.9
Single Family	>$4 million	85.1	64.3	40.3	22.1
Land & Lots	<$4 million	27.0	30.8	29.9	30.7
Multifamily	>$4 million	7.8	7.8	7.8	7.8
	<$4 million	24.8	26.2	22.9	19.0

TOTAL	>$4 million	163.7	136.7	98.3	50.4
TOTAL	<$4 million	118.7	109.3	94.1	79.5

GRAND TOTAL		$282.4	$246.0	$192.4	$129.9

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (cont’d)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

		2009		Nonperforming
Construction and Land Development		1st Qtr	2nd Qtr	2nd Qtr	Number

Residential:
Condominiums	>$4 million	$8.4	$7.9	$7.9	1
	<$4 million	7.9	8.8	5.2	3
Town homes	>$4 million	0	0	0	0
	<$4 million	4.2	2.3	2.3	1
Single Family	>$4 million	6.6	6.5	0	0
Residences	<$4 million	13.9	10.3	5.0	10
Single Family	>$4 million	21.8	21.8	21.8	3
Land & Lots	<$4 million	29.6	21.5	9.2	19
Multifamily	>$4 million	7.8	7.8	7.8	1
	<$4 million	17.0	9.8	4.4	5

TOTAL	>$4 million	44.6	44.0	37.5	5
TOTAL	<$4 million	72.6	52.7	26.1	38

GRAND TOTAL		$117.2	$96.7	$63.6	43

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES
2006
4th Qtr

Construction and land development
Residential
Condominiums	$94.8
Townhomes	10.4
Single family residences	80.3
Single family land and lots	106.3
Multifamily	48.2

340.0
Commercial
Office buildings	14.1
Retail trade	16.1
Land	93.5
Industrial	6.3
Healthcare	2.0
Churches and educational facilities	2.1
Lodging	2.1
Convenience stores	0.5
Marina	2.2
Other	0.9

139.8
Individuals
Lot loans	40.6
Construction	50.7

91.3

Total construction and land development	571.1
Real estate mortgages
Residential real estate
Adjustable	277.7
Fixed rate	87.9
Home equity mortgages	95.9
Home equity lines	50.9

512.4
Commercial real estate
Office buildings	109.2
Retail trade	50.9
Land	0
Industrial	64.3
Healthcare	40.7
Churches and educational facilities	32.3
Recreation	4.4
Multifamily	9.9
Mobile home parks	6.0
Lodging	19.1
Restaurant	11.7
Agricultural	26.1
Convenience stores	22.0
Other	40.8

437.4

Total real estate mortgages	949.8
Commercial & financial	128.1
Installment loans to individuals
Automobile and trucks	22.3
Marine loans	32.5
Other	28.6

83.4
Other	0.7

$1,733.1

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (cont’d)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$84.4	$74.2	$72.5	$60.2
Townhomes	9.9	11.3	25.0	25.0
Single family residences	100.9	66.6	63.9	59.0
Single family land and lots	107.7	129.0	128.4	116.4
Multifamily	48.7	46.6	33.8	34.5

	351.6	327.7	323.6	295.1
Commercial
Office buildings	17.6	19.2	22.4	30.9
Retail trade	12.5	26.4	50.2	69.0
Land	93.4	99.4	86.2	82.6
Industrial	8.9	13.1	16.9	13.0
Healthcare	2.5	3.0	1.0	1.0
Churches and educational facilities	1.8	1.9	1.9	0
Lodging	4.8	11.2	11.2	11.2
Convenience stores	0.5	1.0	1.4	1.7
Marina	2.2	2.2	21.9	23.1
Other	2.8	12.8	8.6	9.9

	147.0	190.2	221.7	242.4
Individuals
Lot loans	40.5	40.0	40.7	39.4
Construction	41.7	43.6	41.0	32.7

	82.2	83.6	81.7	72.1

Total construction and land development	580.8	601.5	627.0	609.6
Real estate mortgages
Residential real estate
Adjustable	285.4	298.4	313.0	319.5
Fixed rate	87.9	87.6	88.1	87.5
Home equity mortgages	97.3	90.0	90.8	91.4
Home equity lines	51.4	56.6	55.1	59.1

	522.0	532.6	547.0	557.5
Commercial real estate
Office buildings	113.4	116.1	125.6	131.7
Retail trade	62.0	62.8	74.9	76.2
Land	0	0	2.6	5.3
Industrial	66.3	84.7	100.2	105.5
Healthcare	40.5	39.7	33.2	32.4
Churches and educational facilities	32.9	32.7	36.0	40.2
Recreation	4.4	4.5	4.7	3.0
Multifamily	8.4	10.4	11.3	13.8
Mobile home parks	3.0	4.0	4.0	3.9
Lodging	16.9	16.8	22.3	22.7
Restaurant	11.2	9.6	7.2	8.2
Agricultural	24.5	23.4	19.6	12.9
Convenience stores	22.2	23.6	23.5	23.2
Other	38.8	30.5	39.7	38.3

	444.5	458.8	504.8	517.3

Total real estate mortgages	966.5	991.4	1,051.8	1,074.8
Commercial & financial	112.1	139.0	135.1	126.7
Installment loans to individuals
Automobile and trucks	23.3	23.6	24.8	25.0
Marine loans	30.1	26.6	24.8	33.2
Other	29.8	29.4	29.0	28.2

	83.2	79.6	78.6	86.4
Other	0.7	1.6	0.6	0.9

	$1,743.3	$1,813.1	$1,893.1	$1,898.4

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (cont’d)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$57.2	$47.4	$32.6	$17.4
Townhomes	23.8	20.0	21.7	6.1
Single family residences	56.7	49.5	37.2	26.8
Single family land and lots	112.1	95.1	70.2	52.8
Multifamily	32.6	34.0	30.7	26.8

	282.4	246.0	192.4	129.9
Commercial
Office buildings	29.1	31.1	27.8	17.3
Retail trade	60.4	63.6	68.5	68.7
Land	92.5	75.4	73.9	73.3
Industrial	16.9	20.8	20.7	13.3
Healthcare	1.0	1.0	0	0
Churches and educational facilities	0	0.1	0	0
Lodging	0	0	0	0
Convenience stores	1.8	0	0	0
Marina	26.8	28.9	30.5	30.7
Other	11.3	6.3	5.4	6.0

	239.8	227.2	226.8	209.3
Individuals
Lot loans	39.4	40.0	38.4	35.7
Construction	32.4	27.1	27.4	20.3

	71.8	67.1	65.8	56.0

Total construction and land development	594.0	540.3	485.0	395.2
Real estate mortgages
Residential real estate
Adjustable	317.6	318.8	316.5	329.0
Fixed rate	89.1	90.2	93.4	95.5
Home equity mortgages	91.7	93.1	84.3	84.8
Home equity lines	56.3	59.4	59.7	58.5

	554.7	561.5	553.9	567.8
Commercial real estate
Office buildings	144.3	142.3	143.6	146.4
Retail trade	83.8	93.5	101.6	111.9
Land	0	0	0.6	0
Industrial	104.3	93.3	92.2	94.7
Healthcare	39.9	33.6	31.6	29.2
Churches and educational facilities	40.2	36.5	35.6	35.2
Recreation	2.8	1.8	1.8	1.7
Multifamily	20.0	19.1	19.2	27.2
Mobile home parks	3.2	3.1	3.1	3.0
Lodging	27.9	28.0	26.7	26.6
Restaurant	8.0	9.0	8.6	6.2
Agricultural	12.4	9.0	8.7	8.5
Convenience stores	23.1	24.9	23.6	23.5
Other	40.1	41.6	42.5	43.6

	550.0	535.7	539.4	557.7

Total real estate mortgages	1,104.7	1,097.2	1,093.3	1,125.5
Commercial & financial	93.9	94.8	88.5	82.8
Installment loans to individuals
Automobile and trucks	24.1	23.0	21.9	20.8
Marine loans	33.3	25.2	26.0	26.0
Other	27.5	27.9	27.4	26.1

	84.9	76.1	75.3	72.9
Other	0.5	0.4	0.5	0.3

	$1,878.0	$1,808.8	$1,742.6	$1,676.7

QUARTERLY TRENDS – LOANS AT END OF PERIOD (Unaudited) (cont’d)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009
	1st Qtr	2nd Qtr

Construction and land development
Residential
Condominiums	$16.3	$16.8
Townhomes	4.2	2.3
Single family residences	20.5	16.7
Single family land and lots	51.4	43.3
Multifamily	24.8	17.6

	117.2	96.7
Commercial
Office buildings	17.4	13.8
Retail trade	70.0	55.9
Land	60.9	51.2
Industrial	9.0	8.5
Healthcare	5.7	6.0
Churches and educational facilities	0	0
Lodging	0.6	0
Convenience stores	0	0
Marina	31.6	30.0
Other	6.2	1.4

	201.4	166.8
Individuals
Lot loans	34.0	32.4
Construction	16.2	11.8

	50.2	44.2

Total construction and land development	368.8	307.7
Real estate mortgages
Residential real estate
Adjustable	333.1	328.0
Fixed rate	90.8	90.6
Home equity mortgages	85.5	83.8
Home equity lines	60.3	60.1

	569.7	562.5
Commercial real estate
Office buildings	140.6	141.6
Retail trade	109.1	120.0
Land	0	0
Industrial	95.3	93.0
Healthcare	28.3	30.9
Churches and educational facilities	34.8	34.6
Recreation	1.7	1.4
Multifamily	27.2	31.7
Mobile home parks	3.0	5.6
Lodging	26.3	26.3
Restaurant	6.1	5.1
Agricultural	8.2	11.8
Convenience stores	23.3	23.2
Other	43.0	47.6

	546.9	572.8

Total real estate mortgages	1,116.6	1,135.3
Commercial & financial	75.5	71.8
Installment loans to individuals
Automobile and trucks	19.4	18.0
Marine loans	26.3	26.9
Other	25.7	24.3

	71.4	69.2
Other	0.3	0.3

	$1,632.6	$1,584.3

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (Unaudited)
(Dollars in Millions)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$(10.4)	$(10.2)	$(1.7)	$(12.3)
Townhomes	(0.5)	1.4	13.7	0
Single family residences	20.6	(34.3)	(2.7)	(4.9)
Single family land and lots	1.4	21.3	(0.6)	(12.0)
Multifamily	0.5	(2.1)	(12.8)	0.7

	11.6	(23.9)	(4.1)	(28.5)
Commercial
Office buildings	3.5	1.6	3.2	8.5
Retail trade	(3.6)	13.9	23.8	18.8
Land	(0.1)	6.0	(13.2)	(3.6)
Industrial	2.6	4.2	3.8	(3.9)
Healthcare	0.5	0.5	(2.0)	0
Churches and educational facilities	(0.3)	0.1	0	(1.9)
Lodging	2.7	6.4	0	0
Convenience stores	0	0.5	0.4	0.3
Marina	0	0	19.7	1.2
Other	1.9	10.0	(4.2)	1.3

	7.2	43.2	31.5	20.7
Individuals
Lot loans	(0.1)	(0.5)	0.7	(1.3)
Construction	(9.0)	1.9	(2.6)	(8.3)

	(9.1)	1.4	(1.9)	(9.6)

Total construction and land development	9.7	20.7	25.5	(17.4)
Real estate mortgages
Residential real estate
Adjustable	7.7	13.0	14.6	6.5
Fixed rate	0	(0.3)	0.5	(0.6)
Home equity mortgages	1.4	(7.3)	0.8	0.6
Home equity lines	0.5	5.2	(1.5)	4.0

	9.6	10.6	14.4	10.5
Commercial real estate
Office buildings	4.2	2.7	9.5	6.1
Retail trade	11.1	0.8	12.1	1.3
Land	0	0	2.6	2.7
Industrial	2.0	18.4	15.5	5.3
Healthcare	(0.2)	(0.8)	(6.5)	(0.8)
Churches and educational facilities	0.6	(0.2)	3.3	4.2
Recreation	0	0.1	0.2	(1.7)
Multifamily	(1.5)	2.0	0.9	2.5
Mobile home parks	(3.0)	1.0	0	(0.1)
Lodging	(2.2)	(0.1)	5.5	0.4
Restaurant	(0.5)	(1.6)	(2.4)	1.0
Agricultural	(1.6)	(1.1)	(3.8)	(6.7)
Convenience stores	0.2	1.4	(0.1)	(0.3)
Other	(2.0)	(8.3)	9.2	(1.4)

	7.1	14.3	46.0	12.5

Total real estate mortgages	16.7	24.9	60.4	23.0
Commercial & financial	(16.0)	26.9	(3.9)	(8.4)
Installment loans to individuals
Automobile and trucks	1.0	0.3	1.2	0.2
Marine loans	(2.4)	(3.5)	(1.8)	8.4
Other	1.2	(0.4)	(0.4)	(0.8)

	(0.2)	(3.6)	(1.0)	7.8
Other	0	0.9	(1.0)	0.3

	$10.2	$69.8	$80.0	$5.3

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (cont’d)
(Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2008
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr

Construction and land development
Residential
Condominiums	$(3.0)	$(9.8)	$(14.8)	$(15.2)
Townhomes	(1.2)	(3.8)	1.7	(15.6)
Single family residences	(2.3)	(7.2)	(12.3)	(10.4)
Single family land and lots	(4.3)	(17.0)	(24.9)	(17.4)
Multifamily	(1.9)	1.4	(3.3)	(3.9)

	(12.7)	(36.4)	(53.6)	(62.5)
Commercial
Office buildings	(1.8)	2.0	(3.3)	(10.5)
Retail trade	(8.6)	3.2	4.9	0.2
Land	9.9	(17.1)	(1.5)	(0.6)
Industrial	3.9	3.9	(0.1)	(7.4)
Healthcare	0	0	(1.0)	0
Churches and educational facilities	0	0.1	(0.1)	0
Lodging	(11.2)	0	0	0
Convenience stores	0.1	(1.8)	0	0
Marina	3.7	2.1	1.6	0.2
Other	1.4	(5.0)	(0.9)	0.6

	(2.6)	(12.6)	(0.4)	(17.5)
Individuals
Lot loans	0	0.6	(1.6)	(2.7)
Construction	(0.3)	(5.3)	0.3	(7.1)

	(0.3)	(4.7)	(1.3)	(9.8)

Total construction and land development	(15.6)	(53.7)	(55.3)	(89.8)
Real estate mortgages
Residential real estate
Adjustable	(1.9)	1.2	(2.3)	12.5
Fixed rate	1.6	1.1	3.2	2.1
Home equity mortgages	0.3	1.4	(8.8)	0.5
Home equity lines	(2.8)	3.1	0.3	(1.2)

	(2.8)	6.8	(7.6)	13.9
Commercial real estate
Office buildings	12.6	(2.0)	1.3	2.8
Retail trade	7.6	9.7	8.1	10.3
Land	(5.3)	0	0.6	(0.6)
Industrial	(1.2)	(11.0)	(1.1)	2.5
Healthcare	7.5	(6.3)	(2.0)	(2.4)
Churches and educational facilities	0	(3.7)	(0.9)	(0.4)
Recreation	(0.2)	(1.0)	0	(0.1)
Multifamily	6.2	(0.9)	0.1	8.0
Mobile home parks	(0.7)	(0.1)	0	(0.1)
Lodging	5.2	0.1	(1.3)	(0.1)
Restaurant	(0.2)	1.0	(0.4)	(2.4)
Agricultural	(0.5)	(3.4)	(0.3)	(0.2)
Convenience stores	(0.1)	1.8	(1.3)	(0.1)
Other	1.8	1.5	0.9	1.1

	32.7	(14.3)	3.7	18.3

Total real estate mortgages	29.9	(7.5)	(3.9)	32.2
Commercial & financial	(32.8)	0.9	(6.3)	(5.7)
Installment loans to individuals
Automobile and trucks	(0.9)	(1.1)	(1.1)	(1.1)
Marine loans	0.1	(8.1)	0.8	0
Other	(0.7)	0.4	(0.5)	(1.3)

	(1.5)	(8.8)	(0.8)	(2.4)
Other	(0.4)	(0.1)	0.1	(0.2)

	$(20.4)	$(69.2)	$(66.2)	$(65.9)

QUARTERLY TRENDS – INCREASE (DECREASE) IN LOANS BY QUARTER (cont’d)
(Dollars in Millions) (Unaudited)
SEACOAST BANKING CORPORATION OF FLORIDA AND SUBSIDIARIES

	2009
	1st Qtr	2nd Qtr

Construction and land development
Residential
Condominiums	$(1.1)	$0.5
Townhomes	(1.9)	(1.9)
Single family residences	(6.3)	(3.8)
Single family land and lots	(1.4)	(8.1)
Multifamily	(2.0)	(7.2)

	(12.7)	(20.5)
Commercial
Office buildings	0.1	(3.6)
Retail trade	1.3	(14.1)
Land	(12.4)	(9.7)
Industrial	(4.3)	(0.5)
Healthcare	5.7	0.3
Churches and educational facilities	0	0
Lodging	0.6	(0.6)
Convenience stores	0	0
Marina	0.9	(1.6)
Other	0.2	(4.8)

	(7.9)	(34.6)
Individuals
Lot loans	(1.7)	(1.6)
Construction	(4.1)	(4.4)

	(5.8)	(6.0)

Total construction and land development	(26.4)	(61.1)
Real estate mortgages
Residential real estate
Adjustable	4.1	(5.1)
Fixed rate	(4.7)	(0.2)
Home equity mortgages	0.7	(1.7)
Home equity lines	1.8	(0.2)

	1.9	(7.2)
Commercial real estate
Office buildings	(5.8)	1.0
Retail trade	(2.8)	10.9
Land	0	0
Industrial	0.6	(2.3)
Healthcare	(0.9)	2.6
Churches and educational facilities	(0.4)	(0.2)
Recreation	0	(0.3)
Multifamily	0	4.5
Mobile home parks	0	2.6
Lodging	(0.3)	0
Restaurant	(0.1)	(1.0)
Agricultural	(0.3)	3.6
Convenience stores	(0.2)	(0.1)
Other	(0.6)	4.6

	(10.8)	25.9

Total real estate mortgages	(8.9)	18.7
Commercial & financial	(7.3)	(3.7)
Installment loans to individuals
Automobile and trucks	(1.4)	(1.4)
Marine loans	0.3	0.6
Other	(0.4)	(1.4)

	(1.5)	(2.2)
Other	0	0

	$(44.1)	$(48.3)